SCHEDULE 14C INFORMATION
          Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

          Check the appropriate box:

          [ ]  Preliminary Information Statement

          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

          [X]  Definitive Information Statement

                                  OHIO POWER COMPANY
                   (Name of Registrant As Specified in Its Charter)

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          [ ]  Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for
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               previous filing by registration statement number, or the
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               4)   Date Filed:___________________________________________






                                  OHIO POWER COMPANY
                              301 Cleveland Avenue, S.W.
                                  Canton, Ohio 44702




                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



          TO THE SHAREHOLDERS OF
              OHIO POWER COMPANY:


               The annual meeting of the shareholders of Ohio Power Company will be held on Tuesday, May 5, 1998, at 2:30 p.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio, for the following purposes:

               1. To elect seven directors of the Company to hold office for one year or until their successors are elected and qualified; and

               2. To transact such other business (none known as of the date of this notice) as may legally come before the meeting or any adjournment thereof.

               Only  holders  of  record  of Common  Stock  and  Cumulative
          Preferred Stock, par value $100 per share, at the close of business on March 9, 1998 are entitled to notice of and to vote at the annual meeting.

               THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.


                                                   JOHN F. DI LORENZO, JR.,
                                                                  Secretary


          March 26, 1998


                                INFORMATION STATEMENT

               This information statement is being furnished in connection with the annual meeting of shareholders of Ohio Power Company (the "Company"), to be held on Tuesday, May 5, 1998 at 2:30 p.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio.

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

          Voting at Meeting

               On March 9, 1998, the date for determining shareholders entitled to notice of and to vote at the meeting, there were 257,921 shares of Cumulative Preferred Stock, par value $100 per share, and 27,952,473 shares of Common Stock outstanding.

               Each holder of Cumulative Preferred Stock, par value $100 per share, and each holder of Common Stock has the right to one vote for each share standing in such holder's name on the books of the Company at the close of business on March 9, 1998 for the election of directors and on any other business which may come before the meeting. Holders of Cumulative Preferred Stock, $25 non-voting of the par value $25 per share, and Cumulative Preferred Stock, $100 non-voting of the par value of $100 per share, are not entitled to notice of, or to vote at, the meeting.

               If notice in writing is given by any shareholder to the President, any Vice President, or the Secretary of the Company, not less than 48 hours before the time fixed for the meeting, that such shareholder desires that the voting at the meeting for directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate such voting power as he possesses and to give one candidate as many votes as the number of directors to be elected, multiplied by the number of his votes, or to distribute his votes on the same principle among two or more candidates, as he sees fit.

          Principal Shareholders

               American Electric Power Company, Inc. ("AEP"), 1 Riverside Plaza, Columbus, Ohio 43215, a registered public utility holding company under the Public Utility Holding Company Act of 1935, owns all of the Company's outstanding Common Stock. The Common Stock represents approximately 99% of the combined voting power of the capital stock of the Company entitled to vote at the meeting. Management of the Company does not know of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of the outstanding shares of Cumulative Preferred Stock, par value $100 per share.

               AEP also owns, directly or indirectly, all of the common stock of the other companies which constitute the American Electric Power System (the "AEP System"). The AEP System is an integrated electric utility system and, as a result, the member companies of the AEP System, including the Company, have contractual, financial and other business relationships with the other member companies, such as participation in the AEP System savings and retirement plans and tax returns; sales of electricity; sales, transportation and handling of fuel; sales or rentals of property; and interest or dividend payments on the securities held by the companies' respective parents. American Electric Power Service Corporation (the "Service Corporation"), a wholly-owned subsidiary of AEP, renders management, advisory, engineering and other similar services at cost to the principal operating companies of the AEP System, including the Company.

                                ELECTION OF DIRECTORS

               Seven directors are to be elected to hold office for one year or until their successors are elected and qualify. The Company has been informed that AEP will nominate, and cast the votes of all of the outstanding shares of Common Stock for, the persons named below. In the event that any of such persons should unexpectedly be unable to stand for election, AEP has informed the Company that it will cast its votes for a substitute chosen by the Board of Directors of the Company and approved by AEP.

               The following brief biographies of the nominees include their ages as of March 15, 1998, an account of their business experience and the names of certain publicly-held corporations of which they are also directors.

                   Name         Age           Business Experience

           PETER J. DEMARIA     63    Vice president and controller of  the
                                      Company,  controller of  AEP and vice
                                      chairman of the  Service Corporation.
                                      Joined  the  Service  Corporation  in
                                      1959, became  an assistant  treasurer
                                      in 1969, assistant vice president  in
                                      1971,   vice   president   in   1974,
                                      treasurer and  senior vice  president
                                      in  1978, executive  vice  president-
                                      administration  and chief  accounting
                                      officer  in  1984  and  assumed   his
                                      present  position  with  the  Service
                                      Corporation   in   1998.       Became
                                      treasurer  of the Company in 1978 and
                                      assumed  his   present  position   in
                                      1995.   Has  been a  director  of the
                                      Company   since   1978  and   a  vice
                                      president   since   1991.      Became
                                      treasurer of AEP in 1978  and assumed
                                      his  present  position  in  1995.   A
                                      director  of  AEP and  certain  other
                                      AEP System companies.

           E. LINN DRAPER, JR.  56    Chairman  of  the  board  and   chief
                                      executive  officer  of  the  Company,
                                      chairman of the board, president  and
                                      chief  executive  officer of  AEP and
                                      the Service Corporation.  Joined  the
                                      Service   Corporation  in   1992   as
                                      president    and    chief   operating
                                      officer  and   assumed  his   present
                                      position in  1993.   President of AEP
                                      and  vice  president and  director of
                                      the Company from 1992 until  assuming
                                      his  present positions in 1993.  From
                                      1987 until 1992 was  chairman of  the
                                      board, president and  chief executive
                                      officer  of  Gulf   States  Utilities
                                      Company,   an  unaffiliated  electric
                                      utility.  A director of  the Company,
                                      AEP,   certain   other   AEP   System
                                      companies,   BCP   Management,  Inc.,
                                      which  is  the  general  partner   of
                                      Borden Chemicals  and Plastics  L.P.,
                                      and CellNet Data Systems, Inc.

           HENRY W. FAYNE       51    Executive  vice   president-financial
                                      services of the  Service Corporation.
                                      Joined  the  Service  Corporation  in
                                      1974, became assistant  controller in
                                      1978,   controller  in   1984,   vice
                                      president  and  controller  in  1988,
                                      senior   vice  president   in   1993,
                                      senior    vice    president-corporate
                                      planning  and  budgeting in  1995 and
                                      assumed  his   present  position   in
                                      1998.   A director  of certain  other
                                      AEP System companies.

           WILLIAM J. LHOTA     58    President    and   chief    operating
                                      officer of the Company and  executive
                                      vice   president   of   the   Service
                                      Corporation.   Joined  the Company in
                                      1965,  was   president  of   Columbus
                                      Southern Power Company,  a subsidiary
                                      of AEP,  from 1987  until 1989,  when
                                      he became  executive vice  president-
                                      operations     of     the     Service
                                      Corporation.    Assumed  his  present
                                      position     with     the     Service
                                      Corporation in 1993.   Became a  vice
                                      president of the Company in  1989 and
                                      assumed  his   present  position   in
                                      1996.   Has  been a  director of  the
                                      Company since  1989.   A director  of
                                      certain other  AEP System  companies,
                                      Huntington  Bancshares   Incorporated
                                      and     State     Auto      Financial
                                      Corporation.

           G. P. MALONEY        65    Vice  president of  the Company, vice
                                      president  and  secretary of  AEP and
                                      vice   chairman   of    the   Service
                                      Corporation.    Joined   the  Service
                                      Corporation    in    1955,     became
                                      controller in  1965, vice  president-
                                      finance   in   1970,    senior   vice
                                      president-finance in 1974,  executive
                                      vice    president-chief     financial
                                      officer  in  1991  and  assumed   his
                                      present  position  with  the  Service
                                      Corporation  in  1998.    Has been  a
                                      vice  president of  the Company since
                                      1970  and  a  director  since   1973.
                                      Became  a  vice  president of  AEP in
                                      1974 and  secretary of  AEP in  1994.
                                      A director  of AEP and certain  other
                                      AEP System companies.

           JAMES J. MARKOWSKY   53    Vice  president  of the  Company  and
                                      executive    vice     president-power
                                      generation     of     the     Service
                                      Corporation.    Joined   the  Service
                                      Corporation  in  1971  as  a   senior
                                      engineer,   became   assistant   vice
                                      president-mechanical  engineering  in
                                      1984,  senior   vice  president   and
                                      chief  engineer  in  1988,  executive
                                      vice    president-engineering     and
                                      construction in 1993 and assumed  his
                                      present position  in 1996.   Became a
                                      director of the Company  in 1989  and
                                      a vice  president of  the Company  in
                                      1995.   A director  of certain  other
                                      AEP System companies.

           JOSEPH H. VIPPERMAN  57    Vice  president  of the  Company  and
                                      executive  vice   president-corporate
                                      services of the  Service Corporation.
                                      Joined   Appalachian  Power   Company
                                      ("Appalachian"),   a  subsidiary   of
                                      AEP,  in  1962,  transferred  to  the
                                      Service   Corporation   and    became
                                      controller  in 1978,  vice  president
                                      in   1980,    was   executive    vice
                                      president-operations from 1984  until
                                      1989,   executive   vice   president-
                                      energy delivery in 1996, and  assumed
                                      his   present   position   in   1998.
                                      Transferred    to   Appalachian    as
                                      executive  vice  president  in  1989,
                                      was  president  from 1990  until 1995
                                      and  became  a  vice president  and a
                                      director in 1996.

               Messrs. DeMaria, Draper, Lhota, Maloney, Markowsky and Vipperman are directors of Appalachian, Columbus Southern Power Company ("CSPCo"), Indiana Michigan Power Company ("I&M") and Kentucky Power Company ("Kentucky"), all of which are subsidiaries of AEP and have one or more classes of publicly held preferred stock or debt securities. Mr. Fayne is a director of Appalachian and CSPCo. Messrs. DeMaria, Draper, Fayne, Lhota, Maloney and Markowsky are also directors of AEP Generating Company, another subsidiary of AEP.

                                    OTHER BUSINESS

               Management does not intend to bring any matters before the meeting other than the election of directors and does not know of any matters that will be brought before the meeting by others.

                                EXECUTIVE COMPENSATION

               Certain executive  officers of the Company  are employees of the Service Corporation. The salaries of these executive officers are paid by the Service Corporation and a portion of their salaries has been allocated and charged to the Company. The following table shows for 1997, 1996 and 1995 the compensation earned from all AEP System companies by the chief executive officer and the four other most highly compensated executive officers (as defined by regulations of the Securities and Exchange Commission) of the Company at December 31, 1997.

                              SUMMARY COMPENSATION TABLE
                                                                     Long-Term
                                           Annual Compensation      Compensation

                                                                      Payouts          All Other
                                            Salary      Bonus                        Compensation
      Name and Principal Position   Year     ($)       ($)(1)    LTIP Payouts($)(1)     ($)(2)
     E.   Linn   Draper,   Jr.   -  1997    720,000    327,744        951,132           31,620
     Chairman  of  the  board  and  1996    720,000    281,664        675,903           31,990
     chief  executive  officer  of  1995    685,000    236,325        334,851           30,790
     the Company;  chairman of the
     board,  president  and  chief
     executive officer  of AEP and
     the    Service   Corporation;
     chairman  of  the  board  and
     chief  executive  officer  of
     other AEP System companies

     Peter   J.  DeMaria   -  Vice  1997    385,000    153,345        391,793           21,570
     president,   controller   and  1996    360,000    140,832        290,825           21,190
     director   of  the   Company;  1995    330,000    113,850        143,829           20,050
     controller  and  director  of
     AEP;   vice   chairman    and
     director   of   the   Service
     Corporation;  vice president,
     controller  and  director  of
     other AEP System companies

     G.   P.    Maloney   -   Vice  1997    385,000    153,345        391,793           21,570
     president and director of the  1996    360,000    140,832        286,288           21,190
     Company;    vice   president,  1995    330,000    113,850        141,582           20,060
     secretary  and  director   of
     AEP;   vice    chairman   and
     director   of   the   Service
     Corporation;  vice  president
     and  director  of  other  AEP
     System companies

     William J. Lhota - President,  1997    355,000    141,396        364,436           20,570
     chief  operating officer  and  1996    320,000    125,184        263,114           19,690
     director   of  the   Company;  1995    300,000    103,500        132,592           19,140
     executive vice president  and
     director   of   the   Service
     Corporation; president, chief
     operating     officer     and
     director of  other AEP System
     companies

     James  J.  Markowsky  -  Vice  1997    325,000    129,447        338,382           18,020
     president and director of the  1996    303,000    118,534        254,535           19,480
     Company;    executive    vice  1995    285,000     98,325        126,599           17,515
     president-power    generation
     and  director of  the Service
     Corporation;  vice  president
     and  director  of  other  AEP
     System companies

    ___________
            (1)Amounts  in the  "Bonus" column  reflect payments  under the
               Senior  Officer  Annual  Incentive  Compensation  Plan  (and
               predecessor  Management  Incentive  Compensation  Plan)  for performance measured for each of the years ended December 31, 1995, 1996 and 1997. Payments are made in March of the subsequent year. Amounts for 1997 are estimates but should not change significantly.

               Amounts in the "Long-Term Compensation" column reflect performance share unit targets earned under the Performance Share Incentive Plan (which became effective January 1,
               1994) for the two-, three- and three-year performance periods ending December 31, 1995, 1996 and 1997, respectively. The two-year performance period was a transition performance period.

               See below under "Long-Term Incentive Plans - Awards in 1997" and page 10 for additional information.

          (2) For 1997, includes (i) employer matching contributions under the AEP System Employees Savings Plan: Dr. Draper, $3,400; Mr. DeMaria, $3,306; Mr. Maloney, $4,800; Mr. Lhota, $4,800;
               and Dr. Markowsky, $3,250; (ii) employer matching contributions under the AEP System Supplemental Savings Plan, a non-qualified plan designed to supplement the AEP
               Savings Plan: Dr. Draper, $18,200; Mr. DeMaria, $8,244; Mr. Maloney, $6,750; Mr. Lhota, $5,850; and Dr. Markowsky, $6,500; and (iii) subsidiary companies director fees: Dr. Draper and Messrs. DeMaria and Maloney, $10,020; Mr. Lhota, $9,920; and Dr. Markowsky, $8,270.

                      Long-Term Incentive Plans - Awards In 1997

               Each of the awards set forth below establishes performance share unit targets, which represent units equivalent to shares of Common Stock, pursuant to AEP's Performance Share Incentive Plan. Since it is not possible to predict future dividends and the price of AEP Common Stock, credits of performance share units in amounts equal to the dividends that would have been paid if the performance share unit targets were established in the form of shares of Common Stock are not included in the table.

               The ability to earn performance share unit targets is tied to achieving specified levels of total shareholder return ("TSR") relative to the S&P Electric Utility Index. Notwithstanding AEP's TSR ranking, no performance share unit targets are earned unless AEP shareholders realize a positive TSR over the relevant three-year performance period. The Human Resources Committee may, at its discretion, reduce the number of performance share unit targets otherwise earned. In accordance with the performance goals established for the periods set forth below, the threshold, target and maximum awards are equal to 25%, 100% and 200%, respectively, of the performance share unit targets. No payment will be made for performance below the threshold.

               Payments of earned awards are deferred in the form of restricted stock units (equivalent to shares of AEP Common Stock) until the officer has met the equivalent stock ownership target discussed in the Human Resources Committee Report. Once officers meet and maintain their respective targets, they may elect either to continue to defer or to receive further earned awards in cash and/or Common Stock.


                                                              Estimated Future Payouts of
                                                             Performance Share Units Under
                                                               Non-Stock Price-Based Plan

                                           Performance
                             Number of    Period Until
                            Performance    Maturation     Threshold      Target      Maximum
             Name           Share Units     or Payout        (#)           (#)         (#)
       E. L. Draper, Jr.       7,111        1997-1999       1,778        7,111        14,222

       P. J. DeMaria           3,327        1997-1999         832        3,327         6,654

       G. P. Maloney           3,327        1997-1999         832        3,327         6,654

       W. J. Lhota             3,068        1997-1999         767        3,068         6,136

       J. J. Markowsky         2,809        1997-1999         702        2,809         5,618

                                        Retirement Benefits

               The American Electric Power System Retirement Plan provides pensions for all employees of AEP System companies (except for employees covered by certain collective bargaining agreements), including the executive officers of the Company. The Retirement Plan is a noncontributory defined benefit plan.

               The following table shows the approximate annual annuities under the Retirement Plan that would be payable to employees in certain higher salary classifications, assuming retirement at age 65 after various periods of service.

                                  PENSION PLAN TABLE
                                             Years of Accredited Service

     Highest Average
     Annual Earnings     15         20         25         30         35         40         45
     $  400,000       $ 93,660   $124,880   $156,100   $187,320   $218,540   $245,140   $271,740

        500,000        117,660    156,880    196,100    235,320    274,540    307,790    341,040

        600,000        141,660    188,880    236,110    283,320    330,540    370,440    410,340

        700,000        165,660    220,880    276,100    331,320    386,540    433,090    479,640

        900,000        213,660    284,880    356,100    427,320    498,540    588,390    618,240

      1,100,000        261,660    348,880    436,100    523,320    610,540    683,390    756,840

      1,300,000        309,660    412,880    516,100    619,320    722,540    808,990    895,440

                  The amounts shown in the table are the straight life annuities payable under the Retirement Plan without reduction for
          the joint and  survivor annuity.   Retirement benefits listed  in
          the table are not subject to any deduction for Social Security or
          other offset amounts.   The retirement annuity is reduced  3% per
          year in the case of retirement between ages 60 and 62 and further reduced 6% per year in the case of retirement between ages 55 and
          60. If an employee retires after age 62, there is no reduction in the retirement annuity.

               AEP maintains a supplemental retirement plan which provides for the payment of benefits that are not payable under the Retirement Plan due primarily to limitations imposed by Federal tax law on benefits paid by qualified plans. The table includes supplemental retirement benefits.

               Compensation upon which  retirement benefits are based,  for the executive officers named in the Summary Compensation Table above, consists of the average of the 36 consecutive months of the officer's highest aggregate salary and Senior Officer Annual Incentive Compensation Plan (and predecessor Management Incentive Compensation Plan) awards, shown in the "Salary" and "Bonus" columns, respectively, of the Summary Compensation Table, out of the officer's most recent 10 years of service. As of December 31, 1997, the number of full years of service applicable for retirement benefit calculation purposes for such officers were as follows: Dr. Draper, five years; Mr. DeMaria, 38 years; Mr. Maloney, 42 years; Mr. Lhota, 33 years; and Dr. Markowsky, 26 years.

               Dr. Draper has a contract with AEP and the Service Corporation which provides him with a supplemental retirement annuity that credits him with 24 years of service in addition to his years of service credited under the Retirement Plan less his actual pension entitlement under the Retirement Plan and any pension entitlement from the Gulf States Utilities Company Trusteed Retirement Plan, a plan sponsored by his prior employer.

               Fourteen AEP System employees (including Messrs. DeMaria, Maloney and Lhota and Dr. Markowsky) whose pensions may be adversely affected by amendments to the Retirement Plan made as a result of the Tax Reform Act of 1986 are eligible for certain supplemental retirement benefits. Such payments, if any, will be equal to any reduction occurring because of such amendments. Assuming retirement in 1998 of the executive officers named in the Summary Compensation Table, only Messrs. DeMaria and Maloney would be affected and their annual supplemental benefit would be $491 and $3,847, respectively.

               AEP made available a voluntary deferred-compensation program in 1982 and 1986, which permitted certain members of AEP System management to defer receipt of a portion of their salaries. Under this program, a participant was able to defer up to 10% or 15% annually (depending on the terms of the program offered), over a four-year period, of his or her salary, and receive supplemental retirement or survivor benefit payments over a 15-year period. The amount of supplemental retirement payments received is dependent upon the amount deferred, age at the time the deferral election was made, and number of years until the participant retires. The following table sets forth, for the executive officers named in the Summary Compensation Table, the amounts of annual deferrals and, assuming retirement at age 65, annual supplemental retirement payments under the 1982 and 1986 programs.

                                 1982 Program              1986 Program

                                          Annual                    Annual
                                        Amount of                  Amount of
                             Annual    Supplemental    Annual    Supplemental
                             Amount     Retirement     Amount     Retirement
                            Deferred     Payment      Deferred      Payment
                            (4-Year      (15-Year     (4-Year      (15-Year
           Name             Period)      Period)      Period)       Period)
           P. J. DeMaria     $10,000      $52,000     $13,000       $53,300

           G. P. Maloney     15,000       67,500       16,000        56,400

          AEP  BOARD  HUMAN   RESOURCES  COMMITTEE   REPORT  ON   EXECUTIVE
          COMPENSATION

               The Human Resources Committee of the Board of Directors regularly reviews executive compensation policies and practices and evaluates the performance of management in the context of AEP's performance. None of the members of the Committee is or has been an officer or employee of any AEP System company or receives remuneration from any AEP System company in any capacity other than as a director.

               The Human Resources Committee recognizes that the executive officers are charged with managing a $16 billion, multi-state electric utility during challenging times and with addressing many difficult and complex issues.

               AEP's executive compensation program is designed to maximize shareholder value, to support the implementation of AEP's business strategy and to improve both corporate and personal performance. The Committee's compensation policies supporting this program are:

               * Pay for performance, motivating both short- and long-term performance. Compensation for short- and long-term performance focuses on meeting specified corporate performance goals and the long-term interests of shareholders, respectively.

               * Require a significant amount of compensation for senior executives to be "at risk," variable incentive compensation versus fixed or base pay - with much of this risk similar to the risk experienced by other AEP shareholders.

               * Enhance AEP's ability to attract, retain, reward, motivate and encourage the development of exceptionally knowledgeable, highly qualified and experienced executives through compensation opportunities.

               * Target compensation levels at rates that are reflective of current market practices to maintain a stable, successful management team.

               In carrying out its responsibilities, the Committee utilizes independent compensation consultants to obtain information and recommendations relating to changing industry compensation practices and programs.

               The Committee  also considers management's responses  to the impact of increased competition and other significant changes in the rapidly evolving electric utility industry. It is the Committee's opinion that, in this ever-changing environment, Dr. Draper and the senior management team continue to develop and implement strategies effectively to position AEP for the future. This includes AEP's development of unregulated business activities and proposals and actions taken in connection with the industry's transition to competition. Four specific significant initiatives in 1997 were the acquisition of 50% of Yorkshire Electricity Group, a regional electric company in the United Kingdom, a proposed joint venture with Conoco, developing a national energy trading organization and the merger agreement with Central and South West Corporation. The success of these efforts and their benefits to AEP cannot be precisely measured in advance, but the Committee believes they are vital to AEP's long-term success.

           Stock Ownership Guidelines. The AEP Board of Directors, upon the Committee's recommendation, underscored the importance of aligning executive and shareholder interests by adopting in December 1994 stock ownership guidelines for senior management participants in the Performance Share Incentive Plan. The Committee and senior management believe that linking a significant portion of an executive's current and potential future net worth to AEP's success, as reflected in the stock price and dividends paid, gives the executive a stake similar to that of AEP's owners and further encourages long-term management for the benefit of those owners.

          Under the guidelines, the target ownership of AEP Common Stock is directly related to the officer's corporate position with the greatest ownership target for the chief executive officer. The target for the CEO is 45,000 shares, which was equivalent to approximately three times his then annual base salary. The targets for the other four officers named in the Summary Compensation Table are 15,000 shares each, equivalent to approximately 1.5 times their then annual base salary. Each officer is expected to achieve the ownership target within a period of five years commencing on January 1, 1995. Common Stock equivalents earned through the Management Incentive Compensation Plan, Senior Officer Annual Incentive Compensation Plan and Performance Share Incentive Plan, described below, are included in determining compliance with the ownership targets. As of January 1, 1998, Dr. Draper and the other four officers named in the Summary Compensation Table exceeded their respective ownership requirements (see the table on page 5 for actual ownership amounts).

          Components of Executive Compensation

           Base Salary. When reviewing salaries, the Committee considers pay practices used by other electric utilities and industry in general. In addition, the Committee considers the respective positions held by the executive officers, their levels of responsibility, performance and experience, and the relationship of their salaries to the salaries of other AEP managers and employees.

          For compensation comparison purposes, the Human Resources Committee uses the electric utility companies in the S&P Electric Utility Index. In recognition of AEP's relatively large size and operational complexity, executive officer salary levels are targeted to the second highest quartile (between the 50th and 75th percentiles) of the range of compensation paid by the other electric utilities in this compensation peer group. Base salary levels in 1997 for the CEO and next four most highly compensated executive officers of AEP named in the Summary Compensation Table were within this second highest quartile. In establishing salary levels against that range, the Human Resources Committee considers the competitiveness of AEP's entire compensation package.

          Salaries are adjusted, as appropriate, and reviewed annually to reflect individual and corporate performance and consistency with compensation changes within AEP and the compensation peer group of other electric utilities.

          The Committee meets without the presence of Dr. Draper, chairman, president and chief executive officer, to evaluate his performance and compensation and reports on that evaluation to the outside directors of the Board. After full discussion, these directors then act on the Committee's recommendation.

           Annual Incentive. A variable, performance-based portion of the executive officers' total compensation has been paid through the Senior Officer Annual Incentive Compensation Plan ("SOIP"), effective January 1, 1997, which is included in the "Bonus" column in the Summary Compensation Table. The SOIP is the successor to the Management Incentive Compensation Plan ("MICP") for senior officers and is similar in operation and philosophy to the MICP.

          The SOIP is intended to motivate and reward senior officers to achieve superior management performance in serving customer needs and creating shareholder value. Each participant is assigned an annual target award expressed as a percentage of annual salary. For 1997, the target awards for Dr. Draper and the other executive officers named in the compensation table were 40% and 35%, respectively. Actual awards can vary from 0-150% of the target award-based on performance.

          SOIP awards are based entirely on preestablished AEP corporate performance criteria specified in the SOIP. For 1997, these four criteria included (i) total investor return, which reflects stock price and dividends paid, measured relative to the performance of utilities in the S&P Electric Utility Index, (ii) return on stockholder equity, measured relative to the performance of utilities in the S&P Electric Utility Index and on absolute performance, (iii) the extent to which the average price of power sold to retail customers was lower as compared with other util-ities in the states which AEP serves and, (iv) effective with the 1997 plan year, "safety performance". For 1997, the performance merited an award of 113.8%. This percentage is an estimate but should not change significantly.

          To more closely align the financial interests of the executive officers with AEP's shareholders, SOIP participants may elect to defer their awards, with the deferrals treated as if invested in Common Stock of AEP, although no stock is actually purchased. Dividend equivalents are credited during the deferral period.

           Long-Term Incentive. The Performance Share Incentive Plan (the "Plan") provides longer-term, performance-driven, equity incen-tive award opportunities directly related to shareholder value.

          The Plan annually establishes performance share unit targets which are earned based on AEP's subsequent three-year total shareholder returns measured relative to the S&P peer utilities. In 1997, the Committee established targets for Dr. Draper and the other executive officers named in the Summary Compensation Table equivalent to 40% and 35%, respectively, of their then base salaries. The target number of performance share units has been determined after an evaluation of long-term incentive oppor-tunities provided by the S&P peer companies, again targeting the second highest quartile of competitive practice. However, the awards which will ultimately be paid to participants under the Plan for a performance period are not determinable in advance and can range from 0-200% of the target.

          The Plan ended a three-year performance period at year end 1997. AEP's total shareholder return for 1995-1997 ranked fourth relative to the S&P peer utilities and, as a result, 185% of the performance share unit targets originally established (and dividend credits) were earned. The associated awards are listed in the Summary Compensation Table.

          Similar to the SOIP awards which are deferred, payments of earned awards under the Plan are also deferred in the form of restricted stock units (equivalent to shares of AEP Common Stock). Such Plan deferrals continue until termination of employment or, if so elected by the recipient, with payments commencing not later than five years thereafter. Once the officers meet and maintain their respective equivalent stock ownership targets discussed above, they may then elect either to continue to defer or to receive further earned Plan awards in cash and/or Common Stock. Dividend equivalents are credited as though reinvested in additional restricted stock units.

          Tax Policy

          The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. It is the Committee's policy, consistent with sound executive compensation principles and the needs of AEP, to qualify all compensation for deductibility where practicable.

          Award payments under the Performance Share Incentive Plan have been structured to be exempt from the deduction limit because they are made pursuant to a shareholder-approved performance-driven plan. Award payments under the SOIP currently are not eligible for the performance-based exemption under the Code. However, since Dr. Draper has deferred his SOIP award to dates past his retirement from AEP, the Committee has not deemed it necessary at this time to qualify compensation paid pursuant to the SOIP for deductibility under Section 162(m). The Committee may decide to do so in the future.

          No named officer in the Summary Compensation Table had taxable compensation for 1997 in excess of the deduction limit. The Committee intends to continue to evaluate the impact of this Code provision.

                                   Human Resources
                                   Committee Members
                                   Morris Tanenbaum, Chairman
                                   John P. DesBarres
                                   Lester A. Hudson, Jr.
                                   Donald G. Smith

                 SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

               The following table sets forth the beneficial ownership of AEP Common Stock as of January 1, 1998 for all directors as of the date of this Information Statement, each of the persons named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise noted, each person had sole voting and investment power over the number of shares of AEP Common Stock and stock-based units of AEP set forth across from his or her name. Fractions of shares have been rounded to the nearest whole share. No executive officer, director or nominee owns any shares of any series of the Cumulative Preferred Stock of the Company.

                                                        Stock
                    Name                 Shares         Units(a)   Total

           P. J. DeMaria . . . .    7,754(b)(c)(d)(e)    15,932    23,686

           E. L. Draper, Jr. . .    7,373(b)(d)          62,857    70,230

           H. W. Fayne . . . . .    4,318(b)(d)           8,745    13,063

           W. J. Lhota . . . . .   15,056(b)(c)(d)       14,827    29,883

           G. P. Maloney . . . .    5,803(b)(c)(d)       12,715    18,518

           J. J. Markowsky . . .    5,126(b)(e)          12,417    17,543

           J. H. Vipperman . . .    5,837(b)(d)           7,676    13,513

           All directors and
           executive officers as
           a group (7 persons) .  136,498(f)            135,169   271,667

          __________
          (a)  This  column includes  amounts deferred  in stock  units and held under the Management Incentive Compensation Plan, Senior Officer Annual Incentive Compensation Plan and Performance Share Incentive Plan. Certain of these stock units are subject to forfeiture based on service as a director or length of employment.

          (b) Includes the following numbers of share equivalents held in the AEP Employees Savings Plan over which such persons have sole voting power, but the investment/disposition power is subject to the terms of the Savings Plan: Mr. DeMaria, 3,187; Dr. Draper, 2,716; Mr. Fayne, 3,838, Mr. Lhota,
               12,876;  Mr.  Maloney,  3,436;  Dr.  Markowsky,  5,074;  Mr.
               Vipperman, 5,142; and all executive officers, 36,269.

          (c) Does not include, for Messrs. DeMaria, Lhota and Maloney, 85,231 shares in the American Electric Power System Educational Trust Fund over which Messrs. DeMaria, Lhota and Maloney share voting and investment power as trustees (they disclaim beneficial ownership). The amount of shares shown for all directors and executive officers as a group includes these shares.

          (d) Includes the following numbers of shares held in joint tenancy with a family member: Mr. DeMaria, 462; Dr. Draper, 2,200; Mr. Fayne, 480; Mr. Lhota, 2,180; Mr. Maloney, 2,367;
               and Mr. Vipperman, 64.

          (e) Includes the following numbers of shares held by family members over which beneficial ownership is disclaimed:
               Mr. DeMaria, 3,192; and Dr. Markowsky, 19.

          (f) Represents less than 1% of the total number of shares outstanding.

                          MEETINGS OF THE BOARD OF DIRECTORS

               Regular meetings of the Board of Directors were held once each month during the year. In addition, the Board of Directors holds special meetings from time to time as required. During 1997, the Board held twelve regular meetings.

               Directors of the Company receive a fee of $100 for each meeting of the Board of Directors attended in addition to their salaries.

               The Board of Directors of the Company has no committees.

                                 INDEPENDENT AUDITORS

               The public accounting firm of Deloitte & Touche LLP has been selected as the independent auditors of the Company for the year 1998.

               A representative of Deloitte & Touche LLP will not be present at the meeting unless prior to the day of the meeting the Secretary of the Company has received written notice from a stockholder addressed to the Secretary at 1 Riverside Plaza, Columbus, Ohio 43215, that such stockholder will attend the meeting and wishes to ask questions of a representative of the firm.


                                                   JOHN F. DI LORENZO, JR.,
                                                                  Secretary

          March 26, 1998